                     BUTTREY FOOD AND DRUG STORES COMPANY
                              601 6th Street S.W.
                          Great Falls, Montana 59404

                                April 24, 1995



Joseph H. Fernandez
President and Chief Executive Officer
Buttrey Food and Drug Stores Company
601 6th Street S.W.
Great Falls, Montana 59404

          Re: Amendment to Employment Agreement dated as of March 1, 1993 entered into among Buttrey Food and Drug Stores Company, Buttrey Food and Drug Company and Joseph H. Fernandez,
               as amended on March 10, 1995
               ----------------------------

Dear Joe:

          Reference is made to that certain Employment Agreement dated as of March 1, 1993 entered into among Buttrey Food and Drug Stores Company, a Delaware corporation ("Holding"), Buttrey Food and Drug Company, a Delaware corporation (the "Company"), and yourself, as amended on March 10, 1995 (the "Employment Agreement"). The purpose of this letter is to further amend the Employment Agreement in certain ways in order to memorialize prior oral agreements and understandings among you, Holding and the Company. Upon your execution of this letter where indicated at page 3, the Employment Agreement will be amended as follows:

          1. The parties acknowledge and the Employment Agreement is hereby amended to extend its term until March 1, 1998. In addition, subject to the other terms and conditions set forth herein and in the Employment Agreement, Holding and the Company hereby agree to continue to employ you, and you agree to be employed by Holding and the Company, as President and Chief Executive Officer of Holding and the Company, for a term commencing as of September 1, 1993 and continuing until the earlier of March 1, 1998 or the date such employment shall have been terminated as provided in the Employment Agreement.

          2. Subparagraph (h) of Section 4 of the Employment Agreement shall be revised in its entirety to read as follows:

          "(h) If the Executive's employment is terminated by the Company pursuant to subsection (a), (c) or (d) of this Section 4, or if the Executive terminates his employment pursuant to subsection (e) of this Section 4, (i) the Company shall continue to pay to the Executive (or, if applicable, to his executor, administrator or heirs) (x) the Executive's salary in equal monthly installments at the level of annualized salary provided for in Section 3 hereof (including any increases contemplated thereby and effected prior to such termination) being paid to the Executive at the time of such termination, less required withholdings, for a period of twenty-four (24) consecutive months, and
(y) the payments contemplated by subsection (c) of Section 3 hereof, and (ii) the Executive (or, if applicable, his executor,

Joseph H. Fernandez
April 24, 1995
Page 2


administrator or heirs) shall be entitled to all benefits (including, without limitation, group medical, life, disability and accidental death and dismemberment insurance, but excluding participation in the Buttrey Company Retirement Estates) to which Executive had at the time of his termination then been entitled, for a period of twenty-four (24) consecutive months. Executive shall not have any obligation to mitigate his damages arising from any termination of employment."

          Except as set forth above, all other provisions of the Employment Agreement shall remain in full force and effect, including without limitation,
Section 3 and Section 4 of the Employment Agreement relating to your compensation and to your rights and obligations upon the termination of your employment with Holding and the Company.

          Please indicate your agreement with and acceptance of the terms of this letter by executing in the space provided below and returning this letter to us.

          This letter may be executed in counterparts, each of which when taken together with the others shall constitute one and the same instrument.

                              BUTTREY FOOD AND DRUG
                              STORES COMPANY


                              By:    /s/ Wayne S. Peterson
                                    ----------------------
                                    Wayne S. Peterson
                                    Vice President, Chief Financial
                                    Officer and Secretary


                              BUTTREY FOOD AND DRUG COMPANY


                              By:    /s/ Wayne S. Peterson
                                    -----------------------
                                    Wayne S. Peterson
                                    Vice President, Chief Financial Officer and
                                    Secretary

THE FOREGOING TERMS AND CONDITIONS
OF THIS LETTER ARE HEREBY AGREED TO
AND ACCEPTED.


 /s/ Joseph H. Fernandez              Dated:   April 24, 1995
------------------------                       --------------
Joseph H. Fernandez